Exhibit 10.33

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement") is made as of the 24th day of December, 2013 by BR-NPT SPRINGING ENTITY, LLC, a Delaware limited liability company, having an office at c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019 ("Borrower"), and R. RAMIN KAMFAR, a natural person, having an office at c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019 ("Non-Borrower Indemnitor", and collectively, “Non-Borrower Indemnitors"); and together with Borrower, each an “Indemnitor" and collectively, “Indemnitors"), in favor of ARBOR COMMERCIAL MORTGAGE, LLC, a New York limited liability company, having an office at 333 Earle Ovington Boulevard, Uniondale, New York 11553 (together with its successors and/or assigns, “Indemnitee") and the other Indemnified Parties (defined below).

RECITALS

A.           Indemnitee is prepared to make a loan (the “Loan") to Borrower in the principal amount of $11,500,000.00 pursuant to a Loan Agreement of even date herewith between Borrower and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and a certain Mortgage of even date herewith from Borrower for the benefit of Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage"), encumbering certain real property (the “Property") more particularly described therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B.           Each Indemnitor acknowledges receipt and approval of copies of the Loan Documents.

C.           Each Non-Borrower Indemnitor acknowledges that it owns, either directly or indirectly, a beneficial interest in Borrower and, as a result of such beneficial interest, will receive substantial economic and other benefits from Indemnitee making the Loan to Borrower.

D.           Indemnitee is unwilling to make the Loan unless Indemnitors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

E.           Indemnitors are entering into this Agreement to induce Indemnitee to make the Loan.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby represent, warrant, covenant and agree for the benefit of the Indemnified Parties as follows:

1.          Environmental Representations and Warranties. Except as otherwise disclosed by that/those report(s) listed on Schedule I attached hereto and made a part hereof in respect of the Property delivered to Indemnitee (referred to below as the “Environmental Report(s)"), a copy of which has been provided to Indemnitee, (a) to Indemnitors’ best knowledge, there are no Hazardous Substances (defined below) or underground storage tanks in, on or under the Property, except those that are both (i) in compliance with all applicable Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report(s); (b) to Indemnitors’ best knowledge, there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) to Indemnitors’ best knowledge, there is no threat of any Release of Hazardous Substances migrating to the Property; (d) to Indemnitors’ best knowledge, there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) none of Indemnitors know of, or have received, any written or oral notice or other communication from any Person (including, but not limited to, any Governmental Authority) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, any other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (f) to the best of Indemnitors’ knowledge, no Toxic Mold (as defined below) is present in the indoor air of the Property at concentrations exceeding ambient air levels and no visible Toxic Mold is present on any building materials or surfaces at the Property for which any Legal Requirement applicable to the Property recommends or requires removal thereof by remediation professionals, and Indemnitors are not aware of any conditions at the Property that are likely to result in the presence of Toxic Mold in the indoor air at concentrations that exceed ambient air levels or on building materials or surfaces that would require such removal; and (g) Indemnitors have truthfully and fully provided to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Property that is known to any Indemnitor and that is contained in the files and records of any Indemnitor, including, but not limited, to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

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2.          Environmental Covenants. Indemnitors covenant and agree that: (a) all uses and operations on or of the Property, whether by any of the Indemnitors or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; there shall be no Releases of Hazardous Substances in, on, under or from the Property; there shall be no Hazardous Substances in, on or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and fully disclosed to Indemnitee in writing; (d) Indemnitors shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any of the Indemnitors or any other Person (the “Environmental Liens”); (e) Indemnitors shall, at their sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable Persons available for interviews; (f) Indemnitors shall, at their sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitors shall, at their sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any applicable Environmental Law; (iii) comply with any directive from any Governmental Authority; and/or (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) none of the Indemnitors shall do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste or violates any covenant, condition, agreement or easement applicable to the Property; (i) if prior to the date hereof, it was determined that the Property contains paint containing more than 0.5% lead by dry weight ("Lead Based Paint"), Borrower had prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”), or if at any time hereafter, Lead Based Paint is suspected by Indemnitors or Indemnitee of being present on the Property, Indemnitors agree, at their sole cost and expense and within twenty (20) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; G) if prior to the date hereof, it was determined that the Property contains asbestos or asbestos-containing material (“Asbestos"), Borrower had prepared an assessment report describing the location and condition of the Asbestos (an “Asbestos Report"), or if at any time hereafter, Asbestos is suspected by Indemnitors or Indemnitee of being present on the Property, Indemnitors agree, at their sole cost and expense and within twenty (20) days thereafter, to cause to be prepared an Asbestos Report prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (k) if it has been, or if at any time hereafter it is, determined that the Property contains Lead Based Paint or Asbestos, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof, or (ii) the date of such determination, if such determination is hereafter made, as applicable, Indemnitors shall, at their sole cost and expense, develop and implement, and the1eafte1 diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint and/or Asbestos, as applicable, on the Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Indemnitee (together with any Lead Based Paint Report and/or Asbestos Report, as applicable, the “O&M Plan"), and if an O&M Plan has been prepared prior to the date hereof, Indemnitors agree to diligently and continually carry out (or cause to be carried out) the provisions thereof, it being understood and agreed that compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the applicable Environmental Laws; (1) in the event that any inspection or audit reveals the presence of Toxic Mold in the indoor air of the Property at concentrations exceeding ambient air levels or visible Toxic Mold on any building materials or surfaces at the Property for which any Legal Requirement applicable to the Property recommends or requires removal thereof by remediation professionals, Indemnitors shall immediately remediate the Toxic Mold and perform post-remedial clearance sampling in accordance with said Legal Requirement and applicable Environmental Laws, following which abatement of the Toxic Mold, Indemnitors shall prepare and implement an Operations and Maintenance Plan for Toxic Mold and moisture acceptable to Indemnitee and prepared in accordance with the guidelines issued by the National Multi Housing Council; and (m) Indemnitors shall immediately notify Indemnitee in writing of (A) any presence or Release or threatened Release of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and/or (E) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to, any Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

3.          Indemnified Rights/Cooperation and Access. In the event the Indemnified Parties have a reasonable good faith reason to believe that an environmental hazard exists on the Property that does not, in the sole discretion of the Indemnified Parties, (a) endanger any tenants or other occupants of the Property or their guests or the general public, or (b) materially and adversely affects the value of the Property, upon reasonable notice from the Indemnitee, Indemnitors shall, at Indemnitors’ sole cost and expense, promptly cause an engineer or consultant satisfactory to the Indemnified Parties to conduct any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air or building materials or any other invasive testing requested by Indemnitee and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Indemnitee within a reasonable period or if the Indemnified Parties have a reasonable good faith reason to believe that an environmental hazard exists on the Property that, in the sole judgment of the Indemnified Parties, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Indemnitors (which may be given verbally), the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, any representative of any Governmental Authority and/or any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times (subject to the rights of Tenants under Leases) to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air or building materials and reasonably conducting other invasive testing. Indemnitors shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property (subject to the rights of Tenants under Leases).

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4.          Indemnification. Indemnitors covenant and agree, at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon, or incurred by, or asserted against, any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non- compliance or violation of any Environmental Law (or of any permit issued pursuant to any Environmental Law) in connection with the Property cir operations thereon, including, but not limited to, any failure by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property resulting from Hazardous Substances, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (i) any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; G) any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release or a threatened Release of any Hazardous Substance which causes the incurrence of costs fo1 Remediation, (k) any personal injury, wrongful death or property or other damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property with respect to Hazardous Substances; and (1) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement. Notwithstanding anything herein to the contrary, the foregoing indemnity shall not include any Losses arising solely (x) due to the gross negligence or willful misconduct of Lender or (y) as a result of a matter first occurring from and after the date Lender takes title to the Property by foreclosure or deed in lieu thereof.

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5. Duty to Defend and Attorneys’ and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitors shall defend such Indemnified Party(ies) against any claim for which indemnification is required hereunder (if requested by any Indemnified Party, in the name of the Indemnified Party), by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitors’ consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitors shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6. Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and those relating to Lead Based Paint. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury or property or other damage in connection with any physical condition or use of the Property.

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The term “Hazardous Substances" includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, :flammables and explosives, Lead Based Paint and Toxic Mold. Notwithstanding anything to the contrary contained herein, the term “Hazardous Substances" will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like the Property, and which are otherwise in compliance with all applicable Environmental Laws. Furthermore, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily stocked and sold by tenants operating retail businesses of the types operated by the Tenants and which are otherwise in compliance with all applicable Environmental Laws.

The term “Indemnified Parties" includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (as hereinafter defined) and/or prospective Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of, or following a foreclosure of, the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

The term “Investor" means any purchaser, transferee, assignee, servicer, participant or investor or any credit rating agency.

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses" includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable fees of attorneys, engineers and environmental consultants and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Release" with respect to any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

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The term “Remediation" includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance (including, with respect to Toxic Mold, providing any moisture control systems at the Property); any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing or laboratory or other analysis or evaluation relating to any Hazardous Substances or to anything referred to herein.

The term “Toxic Mold” means fungi that reproduces through the release of spores or the splitting of cells or other means that may pose a risk to human health or the environment or negatively affect the value of the Property, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds.

7.          Unimpaired Liability. The liability of Indemnitors under this Agreement shall in no way by limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Mortgage or any other Loan Document to or with Indemnitee by Borrower or any Person who succeeds Borrower or any Person as owner of the Property. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, or any sale or other assignment by any Non-Borrower Indemnitor of its direct or indirect ownership interests in Borrower, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents limiting Indemnitee's recourse to the Property or to any other security for the Note, or limiting Indemnitee's rights to a deficiency judgment against any of the Indemnitors, (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower under the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents or herein, (v) the release of any of the Indemnitors (including, if applicable, Borrower) or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents, by operation of law, Indemnitee's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee's failure to record the Mortgage or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to any of the Indemnitors and with or without consideration.

8.          Enforcement. The Indemnified Parties may enforce the obligations of Indemnitors without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Mortgage or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing or exercising any power of sale under the Mortgage or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Obligations of Borrower pursuant to the Loan Agreement, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for such Obligations of Borrower pursuant to the Loan Agreement, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Mortgage or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement to the contrary, the obligations of each Indemnitor pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; and each Indemnitor expressly acknowledges and agrees that it is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

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9.            Survival. The obligations and liabilities of each Indemnitor under this Agreement shall fully survive indefinitely, notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale or delivery of a deed in lieu of foreclosure of the Mortgage. Notwithstanding anything herein to the contrary, Indemnitors’ shall not be liable for any obligations or liabilities arising solely as a result of a matter first occurring from and after the date Lender takes title to the Property by foreclosure or deed in lieu thereof.

10.         Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within five (5) days of such demand therefor, shall bear interest at the Default Rate.

11.         Waivers.

(a)          Each Indemnitor hereby waives and relinquishes (i) any right or claim of right to cause a marshaling of any Indemnitor’s assets or to cause Indemnitee or any other Indemnified Party to proceed against any of the security for the Loan before proceeding under this Agreement against any Indemnitor; (ii) all rights and remedies accorded by applicable law to indemnitors or guarantors generally, including any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or any other Indemnified Party; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or any other Indemnified Party; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, each Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Obligations until the Debt shall have been paid in full.

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(b)          EACH INDEMNITOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS AGREEMENT, THE NOTE, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH INDEMNITOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE INDEMNIFIED PARTIES ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH INDEMNITOR.

12.         Subrogation. Each Indemnitor hereby agrees that it shall take any and all reasonable actions, including the institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of each Indemnitor’s rights now or hereafter in such claims.

13.         Indemnitors’ Representations and Warranties. Each Indemnitor represents and warrants that:

(a)         it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by such Indemnitor has been duly and validly authorized; and all requisite action has been taken by such Indemnitor to make this Agreement valid and binding upon such Indemnitor, enforceable in accordance with its terms;

(b)         its execution of, and compliance with, this Agreement is in the ordinary course of business of such Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement or other governing instrument of such Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which such Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Indemnitor or the Property is subject;

(c)         to the best of such Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of such Indemnitor, or in any material impairment of the right or ability of such Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of such Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of such Indemnitor contemplated herein, or which would be likely to impair materially the ability of such Indemnitor to perform under the terms of this Agreement;

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(d)          it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)          to the best of such Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other Person, is required in connection with this Agreement; and

(f)          this Agreement constitutes a valid, legal and binding obligation of such Indemnitor, enforceable against it in accordance with the terms hereof.

14.         No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15.         Notice of Legal Actions. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other parties hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any legal action brought against such party or related to the Property, with respect to which Indemnitors may have liability under this Agreement. Such notice shall comply with the provisions of Paragraph 17 hereof.

16.         Examination of Books and Records. The Indemnified Parties and their accountants and other authorized representatives shall have the right to examine the records, books and management and other papers of each Indemnitor which reflect upon its financial condition, and except during the continuance of an Event of Default or an emergency, upon reasonable prior notice and during normal business hours at the Property or at the office regularly maintained by such Indemnitor where the books and records are located. The Indemnified Parties and their accountants and other authorized representatives shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice (which may be given verbally), the Indemnified Parties and their accountants and other authorized representatives shall have the right to examine and audit the books and records of each Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at the office of such Indemnitor where the books and records are located.

17.         Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice") required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Paragraph 17. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

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If to Indemnitee:	Arbor Commercial Mortgage, LLC
333 Earle Ovington Boulevard
Uniondale, New York 11553
Attention: John J. Bishar, Jr.
Facsimile No. (516) 832-6590

and	Arbor Commercial Mortgage, LLC
375 Park Avenue
Suite 3401
New York, New York 10152
Attention: Todd Hirsch Facsimile
No. (516) 832-6462

with a copy to:	Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attention: Corey Tessler, Esq.
Facsimile No. (212) 294-4700

with a copy to:	KeyBank, National Association
c/o KeyBank Real Estate Capital
11501 Outlook, Suite 300
Overland Park, Kansas 66211
Attention: Marsha G. Hess
Facsimile No. (877) 379-1625

If to Borrower:	BR-NPT Springing Entity, LLC
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: Jordan Ruddy and Michael L. Konig, Esq.
Facsimile No. (212) 278-4220

If to Non-Borrower Indemnitors:

R. Ramin Kamfar
c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Facsimile No. (212) 278-4220

with a copy to:
Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Attention: Michael L. Konig, Esq.
Facsimile No. (212) 278-4220

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Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Paragraph 17. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Indemnitee may also be given by Servicer.

18.         Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

19.         No Oral Change. This Agreement, and any provis10ns hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party or parties against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

20.         Headings, Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

21.         Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor" shall be deemed to refer to each and every Person constituting an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and permitted assigns of each Indemnitor, all of whom shall be bound by the provisions of this Agreement. Each reference herein to Indemnitee shall be deemed to include its successors and assigns; provided that no obligation of any Indemnitor may be assigned except in accordance with the Loan Agreement. This Agreement shall inure to -the benefit of the Indemnified Parties and their respective successors, permitted assigns, heirs and legal representatives forever. The Indemnified Parties shall have the right to assign or transfer their rights under this Agreement in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Indemnitee (and the other Indemnified Parties) shall be entitled to all the benefits afforded to Indemnitee (and the other Indemnified Parties) under this Agreement. No Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee, as provided in the Loan Agreement, and any attempted assignment without such consent shall be null and void.

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22.         Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

23.         Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Mortgage, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

24.         Inapplicable Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

25.         Governing Law; Jurisdiction; Service of Process.

(a)          THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY EACH INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND/OR THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(b)         ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR ANY INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT INDEMNITEE'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH INDEMNITOR AGREES THAT SERVICE OF PROCESS UPON SUCH INDEMNITOR AT THE ADDRESS FOR SUCH INDEMNITOR SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGE IN THE ADDRESS FOR SUCH INDEMNITOR SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL AT ALL TIMES BE THE SAME AGENT AS AUTHORIZED BY BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF SUCH INDEMNITOR CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF THE INDEMNIFIED PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST INDEMNITORS IN ANY OTHER JURISDICTION.

26.         Miscellaneous.

(a)          Wherever pursuant to this Agreement (i) Indemnitee (or any other Indemnified Party) exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Indemnitee (or any other Indemnified Party), or any other decision or determination is to be made by Indemnitee (or any other Indemnified Party), the decision of Indemnitee (or such other Indemnified Party) to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory or not satisfactory to Indemnitee (or such other Indemnified Party) and all other decisions and determinations made by Indemnitee (or such other Indemnified Party), shall be in the sole and absolute discretion of Indemnitee (or such other Indemnified Party) and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)         Wherever pursuant to this Agreement it is provided that any Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Indemnitee and the other Indemnified Parties, whether incurred by retained outside law firms, or as reimbursements for the expenses of in- house legal staff, or otherwise.

27.          Joint and Several Liability. The obligations and liabilities of the Indemnitors hereunder are joint and several.

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28.          Recitals. The recitals hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

[NO FURTHER TEXT ON THIS PAGE]

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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitors and is effective as of the day and year first above written.

INDEMNITORS:

BR-NPT SPRINGING ENTITY, LLC, a Delaware limited liability company

By:	BR-North Park Towers, LLC,
a Delaware limited liability company, its manager

	By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: Authorized Signatory

/s/ R. Ramin Kamfar
R. RAMIN KAMFAR, a natural person

Signature page to Environmental Indemnity Agreement – North Park Towers

SCHEDULE I

LIST OF ENVIRONMENTAL REPORTS

1. Phase I Environmental Site Assessment prepared by EBI Consulting dated October 31, 2013